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                                                                   EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-33912) and related Prospectus of Millennium Pharmaceuticals, Inc. and to the incorporation by reference therein of our report dated January 27, 2000, with respect to the consolidated financial statements of Millennium Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP


Boston, Massachusetts
April 25, 2000